Brian Smith
ESI
503-672-5760
smithb@esi.com

ESI Announces Second Quarter Fiscal 2017 Results

PORTLAND, Ore. – November 1, 2016 – Electro Scientific Industries, Inc. (NASDAQ:ESIO), an innovator of laser-based manufacturing solutions for the microtechnology industry, today announced results for its fiscal 2017 second quarter ended October 1, 2016. Financial measures are provided on both a GAAP and a non-GAAP basis, which excludes the impact of purchase accounting, equity compensation, acquisition costs, and other items.
Second quarter revenue was $29.7 million, compared to $47.7 million in the first quarter of 2017 and $46.5 million in the second quarter of last fiscal year. GAAP net loss was $9.7 million or $0.30 per share, compared to a net loss of $0.1 million, or $0.00 per share in the first quarter. On a non-GAAP basis net loss was $7.7 million or $0.24 per share, compared to net income of $3.0 million or $0.09 per diluted share in the prior quarter.
Michael Burger, president and CEO of ESI, said, “Our second quarter was challenging for ESI, with short-term overcapacity in our core business resulting in sequentially lower revenues, earnings, and cash flow. The team reacted appropriately to the change in market environment, by controlling operating expenses while keeping focused on our long-term growth initiatives."
Bookings in the second quarter were $28.0 million, compared to $30.4 million in the prior quarter and $51.5 million last year. Burger continued, “The demand environment continues to be challenging in fiscal 2017, with year-to-date bookings down 37% from a year ago. As we expected, capital spending in

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Second Quarter Fiscal 2017 Results

the flex via drilling market remained low during the quarter. Nevertheless, we added three new flex customers, and we expect to see improvement in flex before the end of the fiscal year. Further, our Micromachining division has begun to see traction with improved quote and design-in activity. Lastly, our Visicon acquisition is beginning to produce new business opportunities, as customer interest in a laser solution with integrated verification is growing.”
On a GAAP basis gross margin was 37.0%, compared to 43.7% in the prior quarter. Operating expenses were $20.9 million, up slightly from $20.5 million in the prior quarter. Operating loss was $9.9 million, compared to income of $0.3 million last quarter.
Non-GAAP gross margin was 38.2% compared to 46.7% in the prior quarter. Non-GAAP operating expenses remained flat at $18.9 million, despite the addition of the Visicon acquisition completed during the quarter. Non-GAAP operating loss was $7.6 million, down from income of $3.3 million in the first quarter.
Balance Sheet and Cash Flow
At quarter end, cash and investments were $59.1 million, compared to $69.8 million last quarter. The company used $7.5 million of operating cash. Inventories increased by $2.4 million, due to the addition of Visicon inventory. Trade receivables decreased by $4.5 million, and accounts payable decreased by $5.4 million. In addition, the company paid approximately $2.0 million of cash for the acquisition of Visicon.
Third Quarter 2017 Outlook
Based on current orders and backlog, revenues for the third quarter of fiscal 2017 are expected to be approximately flat with second quarter levels. Non-GAAP loss per share is expected to be $0.25 to $0.30.

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Second Quarter Fiscal 2017 Results

Burger concluded, "Over the past two and a half years Ed Grady has led an effort to transform ESI by strengthening its core business while expanding into large and growing market segments that leverage ESI's technology advantages. I want to thank Ed for his visionary leadership during this turnaround."
He continued, "I'm happy to be at ESI, and I am excited by the potential for growth. The technology at this company continues to amaze me. As I begin to work with our management team during these challenging market conditions, I see opportunities to sharpen our execution and focus our efforts on new product development and adoption."
The company will hold a conference call today at 5:00 p.m. ET. The session will include a review of the financial results, operational performance and business outlook, and also a question and answer period. The conference call can be accessed by calling 888-339-2688 (domestic participants) or 617-847-3007 (international participants). The conference ID number is 17972950. A live audio webcast can be accessed at www.esi.com. The webcast will be available on ESI’s website for one year.
Discussion of Non-GAAP Financial Measures
In this press release, we have presented financial measures which have not been determined in accordance with generally accepted accounting principles (GAAP) and are therefore non-GAAP financial measures. Non-GAAP, or adjusted, financial measures exclude the impact of purchase accounting, equity compensation, restructuring, integration costs, inventory write-down and other items. We believe that this presentation of non-GAAP financial measures allows investors to assess the company’s operating performance by comparing it to prior periods on a more consistent basis. We have included a reconciliation of various non-GAAP financial measures to those measures reported in accordance with GAAP. Because our calculation of non-GAAP financial measures may differ from similar measures used by other companies, investors should be careful when comparing our non-GAAP financial measures to those of other companies.
About ESI

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Second Quarter Fiscal 2017 Results

ESI’s integrated solutions allow industrial designers and process engineers to control the power of laser light to transform materials in ways that differentiate their consumer electronics, wearable devices, semiconductor circuits and high-precision components for market advantage. ESI’s laser-based manufacturing solutions feature the industry’s highest precision and speed, and target the lowest total cost of ownership. ESI is headquartered in Portland, Oregon, with global operations and subsidiaries in Asia, Europe and North America. More information is available at www.esi.com.

Forward-Looking Statements
This press release includes forward-looking statements about the markets we serve, growth, products, revenue, and earnings per share. These forward-looking statements are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. Actual results may differ materially from those in the forward-looking statements. Risks and uncertainties that may affect the forward-looking statements include: the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; risks related to the relative strength and volatility of the electronics industry—which is dependent on many factors, including component prices, global and regional economic strength and political stability, timing of consumer product introductions and overall demand for electronic devices (such as semiconductors, printed circuit boards, displays, LEDs, capacitors and other components) used in wireless telecommunications equipment, computers and consumer and automotive electronics; the health of the financial markets and availability of credit for end customers and related effect on the global economy; the volatility associated with the industries we serve which includes the relative level of capacity and demand, and financial strength of the manufacturers; the risk that customer orders may be canceled or delayed; the ability of the company to respond promptly to customer requirements; the risk that the company may not be able to ship products on the schedule required by customers, whether as a result of production delays, supply delays, or otherwise; the ability of the company to develop, manufacture and successfully deliver new products and enhancements; the risk that customer acceptance of new or customized products may be delayed; the risk that large orders and related revenues may not be repeated; the company’s need to continue investing in research and development; the company’s ability to hire and retain key employees; the company’s ability to create and sustain intellectual property protection around its products; the risk that competing or alternative technologies could reduce demand for our products; the risk that we may not be successful in penetrating new or adjacent markets; the risk that we do not successfully integrate Visicon Technologies or achieve the anticipated cost synergies; the risk that the incorporation of Visicon's vision technology does not give us a competitive advantage; the risk that our new products may not gain acceptance in the marketplace; the risk that new products may not be introduced to the market in the anticipated time frame or at all; foreign currency fluctuations; the risk that efficiencies realized from our site consolidation are not as large as expected; the company’s ability to utilize recorded deferred tax assets; taxes, interest or penalties resulting from tax audits; and changes in tax laws or the interpretation of such tax laws.

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Second Quarter Fiscal 2017 Results

Electro Scientific Industries, Inc.
Second Quarter Fiscal 2017 Results
(In thousands, except per share data)
(Unaudited)

Operating Results:
	Fiscal quarter ended			Two fiscal quarters ended
	October 1, 2016	July 2, 2016	September 26, 2015	October 1, 2016	September 26, 2015
Net sales:
Systems	$21,442	$38,200	$35,570	$59,642	$67,632
Services	8,216	9,468	10,902	17,684	21,931
Total net sales	29,658	47,668	46,472	77,326	89,563
Cost of sales:
Systems	14,146	22,422	22,345	36,568	43,630
Services	4,532	4,438	5,706	8,970	12,135
Total cost of sales	18,678	26,860	28,051	45,538	55,765
Gross profit	10,980	20,808	18,421	31,788	33,798
	37.0%	43.7%	39.6%	41.1%	37.7%
Operating expenses:
Selling, general and administrative	12,766	12,871	12,534	25,637	25,151
Research, development and engineering	7,760	7,630	8,283	15,390	16,928
Acquisition and integration costs	335	—	40	335	194
Restructuring costs	—	—	591	—	653
Net operating expenses	20,861	20,501	21,448	41,362	42,926
Operating (loss) profit	(9,881)	307	(3,027)	(9,574)	(9,128)
Non-operating income (expense):
Interest and other income (expense), net	206	(78)	6	128	1
Total non-operating income (expense)	206	(78)	6	128	1
(Loss) income before income taxes	(9,675)	229	(3,021)	(9,446)	(9,127)
Provision for income taxes	—	347	239	347	497
Net loss	$(9,675)	$(118)	$(3,260)	$(9,793)	$(9,624)
Net loss per share - basic	$(0.30)	$—	$(0.10)	$(0.30)	$(0.31)
Net loss per share - diluted	$(0.30)	$—	$(0.10)	$(0.30)	$(0.31)

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Second Quarter Fiscal 2017 Results

Electro Scientific Industries, Inc.
Second Quarter Fiscal 2017 Results
(Amounts in thousands)
(Unaudited)

Financial Position As Of:
	October 1, 2016	July 2, 2016	April 2, 2016
Assets
Current assets:
Cash and cash equivalents	$52,685	$62,463	$42,413
Short-term investments	3,500	4,506	15,252
Trade receivables, net	29,744	34,272	42,770
Inventories	61,895	59,522	60,470
Shipped systems pending acceptance	3,893	2,319	1,181
Other current assets	5,547	5,219	5,340
Total current assets	157,264	168,301	167,426
Non-current assets:
Property, plant and equipment, net	24,581	24,775	24,543
Non-current deferred income taxes, net	884	951	914
Goodwill	12,652	7,445	7,445
Acquired intangible assets, net	6,589	6,866	7,146
Other assets	15,448	14,556	12,626
Total assets	$217,418	$222,894	$220,100
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$13,611	$19,031	$16,061
Accrued liabilities	17,170	15,024	18,334
Deferred revenue	10,951	8,812	6,373
Total current liabilities	41,732	42,867	40,768
Non-current liabilities
Income taxes payable	1,360	1,343	1,266
Deferred income tax liability, net	226	227	234
Other liabilities	6,529	7,676	7,801
Total liabilities	49,847	52,113	50,069
Shareholders' equity:
Preferred and common stock	202,493	196,077	195,024
Accumulated deficit	(33,792)	(24,116)	(23,998)
Accumulated other comprehensive loss	(1,130)	(1,180)	(995)
Total shareholders' equity	167,571	170,781	170,031
Total liabilities and shareholders' equity	$217,418	$222,894	$220,100
End of period shares outstanding	32,966	32,175	31,613

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Second Quarter Fiscal 2017 Results

Electro Scientific Industries, Inc.
Analysis of Second Quarter Fiscal 2017 Results
(Dollars and shares in thousands)
(Unaudited)

	Fiscal quarter ended			Two fiscal quarters ended
	October 1, 2016	July 2, 2016	September 26, 2015	October 1, 2016	September 26, 2015
Sales detail:
Component Processing
Interconnect Products (IP)	$13,527	$30,918	$21,500	$44,445	$42,145
Component Test Products (CTP)	4,990	4,602	4,491	9,592	10,989
Semiconductor Products (SP)	7,222	7,609	6,763	14,831	17,904
	25,739	43,129	32,754	68,868	71,038
Micromachining
Micromachining Products (MP)	3,919	4,539	13,718	8,458	18,525
Net Sales	$29,658	$47,668	$46,472	$77,326	$89,563

Gross margin %	37.0%	43.7%	39.6%	41.1%	37.7%
Selling, general and administrative expense %	43%	27%	27%	33%	28%
Research, development and engineering expense %	26%	16%	18%	20%	19%
Operating (loss) income %	(33%)	1%	(7%)	(12%)	(10%)
Effective tax rate %	—%	152%	(8%)	(4%)	(5%)
Weighted average shares outstanding - basic	32,396	31,815	31,384	32,109	31,280
Weighted average shares outstanding - diluted - GAAP	32,396	31,815	31,384	32,109	31,280
End of period employees	725	657	677	725	677

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Second Quarter Fiscal 2017 Results

Electro Scientific Industries, Inc.
Second Quarter Fiscal 2017 Results
(In thousands, except per share data)
(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Measures:
	Fiscal quarter ended			Two fiscal quarters ended
	October 1, 2016	July 2, 2016	September 26, 2015	October 1, 2016	September 26, 2015
Gross profit per GAAP	$10,980	$20,808	$18,421	$31,788	$33,798
Purchase accounting	228	229	325	457	591
Equity compensation	136	120	114	256	243
Charges for inventory write-off of damaged product	—	1,116	—	1,116	—
Non-GAAP gross profit	$11,344	$22,273	$18,860	$33,617	$34,632
Non-GAAP gross margin	38.2%	46.7%	40.6%	43.5%	38.7%

Operating expenses per GAAP	$20,861	$20,501	$21,448	$41,362	$42,926
Purchase accounting	(203)	(250)	(74)	(453)	(910)
Equity compensation	(1,383)	(1,170)	(1,126)	(2,553)	(1,866)
Charges for asset write-off of damaged product	—	(100)	—	(100)	—
Acquisition and integration costs	(335)	—	(40)	(335)	(308)
Restructuring costs	(14)	(37)	(591)	(51)	(124)
Non-GAAP operating expenses	$18,926	$18,944	$19,617	$37,870	$39,718
% of Net sales	64%	40%	42%	49%	44%

Operating (loss) income per GAAP	$(9,881)	$307	$(3,027)	$(9,574)	$(9,128)
Non-GAAP adjustments to gross profit	364	1,465	439	1,829	834
Non-GAAP adjustments to operating expenses	1,935	1,557	1,831	3,492	3,208
Non-GAAP operating (loss) income	$(7,582)	$3,329	$(757)	$(4,253)	$(5,086)
% of Net sales	(26%)	7%	(2%)	(6%)	(6%)

Non-operating income (expense), net per GAAP	$206	$(78)	$6	$128	$1
Acquisition-related adjustments	$(190)	$—	$—	$(190)	$—
Non-GAAP non-operating income (expense)	$16	$(78)	$6	$(62)	$1

Net income per GAAP	$(9,675)	$(118)	$(3,260)	$(9,793)	$(9,624)
Non-GAAP adjustments to gross profit	364	1,465	439	1,829	834
Non-GAAP adjustments to operating expenses	1,935	1,557	1,831	3,492	3,208
Non-GAAP adjustments to non-operating expense	(190)	—	—	(190)	—
Income tax effect of other non-GAAP adjustments	(101)	65	(53)	(36)	(152)
Non-GAAP net (loss) income	$(7,667)	$2,969	$(1,043)	$(4,698)	$(5,734)
% of Net sales	(26%)	6%	(2%)	(6%)	(6%)
Basic Non-GAAP net (loss) income per share	$(0.24)	$0.09	$(0.03)	$(0.15)	$(0.18)
Diluted Non-GAAP net (loss) income per share	$(0.24)	$0.09	$(0.03)	$(0.15)	$(0.18)

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Second Quarter Fiscal 2017 Results

Electro Scientific Industries, Inc.
Second Quarter Fiscal 2017 Results
(Amounts in thousands)
(Unaudited)

Consolidated Condensed Statements of Cash Flows:
	Fiscal quarter ended			Two fiscal quarters ended
	October 1, 2016	July 2, 2016	September 26, 2015	October 1, 2016	September 26, 2015
Net loss	$(9,675)	$(118)	$(3,260)	$(9,793)	$(9,624)
Non-cash adjustments and changes in operating activities	2,204	11,566	5,428	13,770	14,119
Net cash (used in) provided by operating activities	(7,471)	11,448	2,168	3,977	4,495
Net cash (used in) provided by investing activities	(2,475)	8,979	(12,264)	6,504	(11,795)
Net cash provided by (used in) financing activities	259	(398)	264	(139)	134
Effect of exchange rate changes on cash	(91)	21	(357)	(70)	(186)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(9,778)	20,050	(10,189)	10,272	(7,352)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	62,463	42,413	53,831	42,413	50,994
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$52,685	$62,463	$43,642	$52,685	$43,642

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Second Quarter Fiscal 2017 Results

Reconciliation of GAAP to Non-GAAP Financial Measures - Projected	Fiscal quarter ending December 31, 2016

Non-GAAP loss per share	(0.25) - (0.30)
Purchase accounting	(0.01) - (0.02)
Equity compensation	(0.06)
Other items	(0.01) - (0.02)
GAAP loss per share	(0.33) - (0.40)

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com